Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS THIRD QUARTER 2019 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – October 30, 2019 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week third quarter ended September 29, 2019.

Third Quarter Highlights:

•	Net sales of $1.4 billion; an 8% increase from the same period in 2018
•	Comparable store sales growth of 1.5% and two-year comparable store sales growth of 3.0%
•	Net income of $26 million, compared to $38 million from the same period in 2018
•	Diluted and adjusted diluted earnings per share of $0.22; compared to diluted earnings per share of $0.29 and adjusted diluted earnings per share of $0.27 in the same period in 2018
•	Increased EPS guidance for 2019

“Reflecting on my first 100 days at Sprouts, I am even more privileged to be part of this unique brand and excited about the opportunities that lie ahead,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market.   “While we are in the early stages of assessing our strategy for long-term growth and value creation, I am encouraged by the commitment from the team and their dedication to improve the performance of the business.”

Third Quarter 2019 Financial Results

Net sales for the third quarter of 2019 were $1.4 billion, an 8% increase compared to the same period in 2018. Net sales growth was driven by strong performance in new stores opened and a 1.5% increase in comparable store sales.

Gross profit for the quarter increased 8% to $477 million, resulting in a gross profit margin of 33.1%, a decrease of 25 basis points compared to the same period in 2018.  This was primarily driven by increased distribution and transportation costs, along with sharper promotions early in the quarter, which was partially offset by our efforts to better balance the promotional mix in the back half.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 12% to $404 million, or 28.1% of sales, compared to 27.3% in the same period in 2018. Thirty-five basis points of this deleverage was due to the adoption of the new lease accounting standard. The remaining deleverage was due to investments in new stores, expansion of our home delivery program and higher healthcare costs.

Depreciation and amortization for the quarter increased 12% to $31 million, or 2.1% of sales, an increase of five basis points as compared to the same period in 2018.

Store closure and other costs for the quarter increased to $2 million compared to $0.5 million in the same period in 2018, related to executive severance and hurricane preparedness.

Net income for the quarter was $26 million compared to $38 million for the same period in 2018. Diluted and adjusted diluted earnings per share was $0.22, compared to diluted earnings per share $0.29 and adjusted diluted earnings per share of $0.27, for the same period in 2018.  This decrease was driven primarily by the deleverage of SG&A, including the impact of the adoption of the new lease accounting standard in 2019. This was partially offset by fewer shares outstanding due to our repurchase program.

Fiscal Year-to-Date Financial Results

For the 39-week period ended September 29, 2019, net sales were $4.3 billion, an 8% increase compared to the same period in 2018. Growth was driven by strong performance in new stores opened and a 1.0% increase in comparable store sales.  Net income was $118 million compared to $146 million for the same period in 2018.  Diluted and adjusted diluted earnings per share was $0.98, compared to diluted earnings per share of $1.12 and adjusted diluted earnings per share of $1.10 for the same period in 2018.

Growth and Development

During the third quarter of 2019, we opened 9 new stores resulting in a total of 335 stores in 21 states.

Leverage and Liquidity

We generated cash from operations of $323 million year-to-date through September 29, 2019 and invested $130 million in capital expenditures net of landlord reimbursement, primarily for new stores. We ended the quarter with a $515 million balance on our revolving credit facility, $27 million of letters of credit outstanding under the facility, $80 million in cash and cash equivalents, and $55 million available under our current share repurchase authorization.

Q4 2019 Outlook

We have adjusted our guidance for the remainder of 2019, reflecting our year-to-date performance and our expectation for the remainder of the year:

	Q4 2019 Guidance	Full Year 2019 Guidance
Net sales growth	6.5% to 7.5%	--
Comparable store sales growth	0 to 1%	--
Diluted earnings per share [1]	$0.12 to $0.15	$1.10 to $1.13
Effective tax rate	--	Approximately 24%
Capital expenditures (net of landlord reimbursements)	--	$150M to $160M

Footnotes

[1]

The adoption of the new lease accounting standard will result in net incremental noncash rent expense of approximately $7 million pre-tax (or approximately $0.04 decrease in diluted earnings per share) for 2019.

Third Quarter 2019 Conference Call

We will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Wednesday, October 30, 2019, during which Sprouts executives will further discuss our third quarter 2019 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: +1-408-337-0130
•	Conference ID: 3477067

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 3477067.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; the company’s ability to manage its transition to a new CEO and a new CFO; accounting standard changes including the new lease accounting guidance; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc., one the fastest-growing retailers in the country, has made healthy living accessible to shoppers for nearly two decades by offering affordable, fresh, natural and organic products. True to its farmers market heritage, Sprouts is known for pioneering its unique grocery model by offering a welcoming store layout featuring fresh produce at the center of the store, an expansive bulk foods section, and a vitamin department focused on overall wellness. Sprouts also offers a unique assortment of healthier products with special attributes, such as plant-based, gluten-free, keto-friendly, and grass-fed, to meet the growing and diverse needs of today’s consumer. Headquartered in Phoenix, Ariz., Sprouts employs more than 30,000 team members and operates approximately 340 stores in 22 states from coast to coast. Visit https://about.sprouts.com/ for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net sales	$1,440,222	$1,329,109	$4,269,844	$3,937,998
Cost of sales	963,497	885,693	2,843,989	2,611,492
Gross profit	476,725	443,416	1,425,855	1,326,506
Selling, general and administrative expenses	404,285	362,584	1,162,226	1,051,771
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,764	27,593	89,788	80,079
Store closure and other costs	2,119	461	3,396	497
Income from operations	39,557	52,778	170,445	194,159
Interest expense, net	(5,557)	(7,411)	(15,997)	(20,015)
Other income	—	-	—	320
Income before income taxes	34,000	45,367	154,448	174,464
Income tax provision	(7,740)	(7,867)	(36,453)	(28,631)
Net income	$26,260	$37,500	$117,995	$145,833
Net income per share:
Basic	$0.22	$0.30	$0.98	$1.13
Diluted	$0.22	$0.29	$0.98	$1.12
Weighted average shares outstanding:
Basic	118,029	126,855	119,846	129,572
Diluted	118,174	127,627	120,227	130,537

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 29, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$79,912	$1,588
Accounts receivable, net	14,212	40,564
Inventories	285,715	264,366
Prepaid expenses and other current assets	32,111	27,323
Total current assets	411,950	333,841
Property and equipment, net of accumulated depreciation	742,235	766,429
Operating lease assets	1,045,144	—
Intangible assets, net of accumulated amortization	185,440	194,803
Goodwill	368,078	368,078
Other assets	12,020	12,463
Total assets	$2,764,867	$1,675,614
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$184,893	$120,266
Accrued liabilities	158,010	133,703
Accrued salaries and benefits	44,229	48,603
Current portion of capital and financing lease obligations	—	7,428
Current portion of operating lease liabilities	84,356	—
Current portion of finance lease obligations	628	—
Total current liabilities	472,116	310,000
Long-term capital and financing lease obligations	—	119,642
Long-term operating lease liabilities	1,107,872	—
Long-term debt and finance lease liabilities	526,699	453,000
Other long-term liabilities	43,932	153,377
Deferred income tax liability	54,327	50,399
Total liabilities	2,204,946	1,086,418
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 118,138,870 shares issued and outstanding, September 29, 2019; 124,975,691 shares issued and outstanding, December 30, 2018	118	124
Additional paid-in capital	668,522	657,140
Accumulated other comprehensive (loss) income	(5,635)	1,134
Accumulated deficit	(103,084)	(69,202)
Total stockholders' equity	559,921	589,196
Total liabilities and stockholders' equity	$2,764,867	$1,675,614

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Thirty-nine weeks ended
	September 29, 2019	September 30, 2018
Cash flows from operating activities
Net income	$117,995	$145,833
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	91,546	81,959
Operating lease asset amortization	62,251	—
Store closure and other costs	850	—
Share-based compensation	6,901	11,673
Deferred income taxes	(245)	29,773
Other non-cash items	(2,873)	1,281
Changes in operating assets and liabilities:
Accounts receivable	28,978	(10,299)
Inventories	(21,348)	(23,503)
Prepaid expenses and other current assets	(2,379)	(13,758)
Other assets	(762)	(3,945)
Accounts payable and other accrued liabilities	100,674	3,240
Accrued salaries and benefits	(4,054)	(2,130)
Operating lease liabilities	(52,209)	—
Other long-term liabilities	(2,013)	15,342
Cash flows from operating activities	323,312	235,466
Cash flows used in investing activities
Purchases of property and equipment	(146,480)	(148,432)
Cash flows used in investing activities	(146,480)	(148,432)
Cash flows used in financing activities
Proceeds from revolving credit facilities	187,405	180,000
Payments on revolving credit facilities	(125,405)	(93,000)
Payments on capital and financing lease obligations	—	(3,349)
Payments on finance lease obligations	(536)	—
Payments of deferred financing costs	—	(2,131)
Cash from landlords related to capital and financing lease obligations	—	2,113
Repurchase of common stock	(163,310)	(193,307)
Proceeds from exercise of stock options	4,483	21,051
Other	(320)	(59)
Cash flows used in financing activities	(97,683)	(88,682)
Increase in cash, cash equivalents, and restricted cash	79,149	(1,648)
Cash, cash equivalents, and restricted cash at beginning of the period	2,248	19,479
Cash, cash equivalents, and restricted cash at the end of the period	$81,397	$17,831

Reclassification of Certain Income Statement Items

In the fourth quarter of fiscal 2018, we made a voluntary change to our consolidated statements of income presentation as follows:

•	Reclassified occupancy costs and buying costs from cost of sales to selling, general and administrative expenses (“SG&A”);
•	Reclassified depreciation and amortization (exclusive of depreciation related to supply chain which continues to be included in cost of sales) to a separate financial statement line item; and
•	Combined direct stores expense (“DSE”) and store pre-opening costs with SG&A.

These reclassifications had no impact on sales, income from operations, net income or earnings per share.  We made this voluntary change in presentation because we believe that the exclusion of occupancy and buying costs from cost of sales provides a more meaningful presentation of our gross margin. The changes also enhance the comparability of our financial statements with those of many of our industry peers and align with how we internally manage and review costs and margin. Prior years amounts have been reclassified to reflect this change. Updated financials for the five years prior have been posted on investors.sprouts.com.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA and adjusted EBITDA to net income for the thirteen and thirty-nine weeks ended September 29, 2019 and September 30, 2018 and a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the thirteen and thirty-nine weeks ended September 29, 2019 and September 30, 2018:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net income	$26,260	$37,500	$117,995	$145,833
Income tax provision (1)	7,740	7,867	36,453	28,631
Interest expense, net	5,557	7,411	15,997	20,015
Earnings before interest and taxes (EBIT)	39,557	52,778	170,445	194,479
Depreciation, amortization and accretion	31,335	28,202	91,546	82,178
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$70,892	$80,980	$261,991	$276,657
Special Items:
Store closures (2)	—	—	508	—
Total Special Items - pre-tax	—	—	508	—
Adjusted EBITDA	$70,892	$80,980	$262,499	$276,657

Net income	$26,260	$37,500	$117,995	$145,833
Special Items:
Store closures, net of tax (2)	—	—	377	—
One time tax benefit (3)	—	(2,573)	—	(2,573)
Adjusted Net income	$26,260	$34,927	$118,372	$143,260

Diluted earnings per share	$0.22	$0.29	$0.98	$1.12
Adjusted diluted earnings per share	$0.22	$0.27	$0.98	$1.10

Diluted weighted average shares outstanding	118,174	127,627	120,227	130,537

(1)

Income tax provision includes approximately a $12 million (or $0.09 per diluted share) benefit during the thirty-nine weeks ended September 30, 2018 in excess federal and state tax for share based compensation primarily associated with the exercise of expiring pre-IPO options.

(2)	Special items include the direct costs associated with store closures or relocations. After-tax impact includes the tax benefit on the pre-tax charge.
(3)

During the quarter ended September 30, 2018, the Company adopted a tax calculation method change for the accelerated deduction of certain items, resulting in a discrete tax benefit of $3 million that was recognized in the third quarter of 2018.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

10/30/2019